Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2014 relating to the balance sheet of Ladder Capital Corp and our report dated March 11, 2014 relating to the financial statements and financial statement schedules of Ladder Capital Finance Holdings LLLP, which appear in Ladder Capital Corp’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 12, 2014